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                                                             Exhibit 11.1

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

                                           GREAT WESTERN FINANCIAL CORPORATION

                                        Computation of Net Income Per Common Share
                                                   Primary and Fully Diluted


                                                                 Three Months Ended     Nine Months Ended
                                                                    September 30          September 30
                                                                 ------------------    -------------------
(Dollars in thousands)                                              1995       1994        1995       1994
                                                                    ----       ----        ----       ----

Net income                                                       $68,535    $57,230    $162,455   $162,560
Preferred stock dividends - convertible
  and nonconvertible                                              (6,253)    (6,253)    (18,761)   (18,761)
                                                                 -------    -------    --------   --------
Net income for computing earnings per
  Common share - primary                                          62,282     50,977     143,694    143,799
Preferred stock dividends - convertible                                -      2,830           -      8,490
                                                                 -------    -------    --------   --------
Net income for computing earnings per
  Common share - fully diluted                                   $62,282    $53,807    $143,694   $152,289
                                                                 =======    =======    ========   ========

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
                                             Computation of Average Number of
                                Common Shares Outstanding on Primary and Fully Diluted Basis
                                         (In thousands, except per share amounts)


                                                                 Three Months Ended    Nine Months Ended
                                                                    September 30          September 30
                                                                 ------------------    ------------------
                                                                    1995       1994       1995       1994
                                                                    ----       ----       ----       ----

Average number of Common shares outstanding
  during each period - without dilution                          136,156    133,420    135,355    133,088
Common share equivalents outstanding at
  the end of each period                                           1,535        881      1,112        590
                                                                 -------    -------    -------    -------
Average number of Common shares and Common
  share equivalents outstanding during each
  period on a primary basis                                      137,691    134,301    136,467    133,678
Common share equivalents outstanding at
  the end of each period on a fully
  diluted basis                                                      434          -        857        201
Addition from assumed conversion as of the
  beginning of each period of the convertible
  preferred stock outstanding at the end of
  each period                                                          -      6,342          -      6,342
                                                                 -------    -------    -------    -------
Average number of Common shares outstanding
  during each period on a fully diluted basis                    138,125    140,643    137,324    140,221
                                                                 =======    =======    =======    =======
Net income per Common share
  Primary                                                           $.45       $.38      $1.05      $1.08
  Fully diluted                                                      .45        .38       1.05       1.08


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